KNIGHT-RIDDER, INC.                     EXHIBIT 10
                             LOCAL INCENTIVE PLAN



ELIGIBILITY
Employees of the corporate office who are at the director level and who are not participating in the Knight-Ridder Annual Incentive Plan.


PLAN PROVISIONS
Effective January 1, 1995, the local incentive plan will provide eligible employees with an opportunity to earn up to an additional 10% of their annual salary based on their achievement in meeting certain goals each Plan Year (1/1-12/31).


PERFORMANCE MEASURES AND THEIR WEIGHTINGS
Each participants bonus will be based on two types of measures: how well the individual performed relative to his or her goals for the year ("Personal Performance"); and how well the company performed relative to financial goals for the year ("Financial Performance").

Eighty percent (80%) of each participant's potential award will be based on Personal Performance, and twenty percent (20%) will be based on the Financial Performance of the company.


PERFORMANCE MEASUREMENT

FINANCIAL PERFORMANCE MEASURES
Financial performance will be evaluated relative to budgeted goals set at the beginning of the Plan Year. The financial performance measure will be operating profit. A participant can earn a maximum of 20 points based on financial results.

PERSONAL PERFORMANCE MEASURES
Personal performance will be evaluated relative to individual goals established at the beginning of the calendar year and agreed upon by the participant, the participant's manager and appropriate division head. A participant can achieve a maximum of 80 points based on personal performance.

The goals set should be:

- no more than six to eight with one goal of 10 point value automatically assigned to leadership/management effectiveness.
- "stretch" goals. That is, they should be challenging goals that are over and above the normal course of doing one's job.
- measurable as to what is to be accomplished and how results will be assessed. For example, by June 1 the error rate will be reduced by 10%.
- each goal will be given a weight, based on its relative importance, with the combined weightings equaling 80.

At the end of the year, each participant's manager will evaluate performance on each goal relative to the objectives, determine the degree to which the goal was achieved and assign it a number of points. For example, if a goal was weighted 10 points and half of it was achieved, it would receive five points. The points received on all goals will be added to determine the total rating, up to a maximum of 80 points.


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DETERMINING AND PAYING AWARDS
Each participant's award will be determined by adding together the award earned based on Financial Performance and the award earned based on Personal Performance. An award may be paid for one type of measure even if no award was earned for the other type of measure. The only constraint is that a corporate performance threshold must be achieved for any award to be payable. Normally this threshold requirement will be that corporate operating income, as reported in the Annual Report, must equal at least 80% of prior year operating income, although the Compensation Committee reserves the right to adjust the threshold.

For Personal Performance, the award is determined by how many of the 80 total Personal Performance points were earned by the individual. The number of points earned translates into the percentage of the total potential award payable. For instance, 80 points translates into 80% of the individual's total potential award which is 10% of his or her salary.

Financial Performance works much the same way. However, the number of points earned is determined by actual company financial results compared to budgeted results. Points awarded can vary from zero to 20 using the following schedule:

      - If actual financial results are equal to or over budget, all 20 points of the Financial Performance award will be paid.
      - If actual financial results are at or below 90% of budgeted results, no award will be paid for Financial Performance.
      - If actual financial results are above 90% of budget, but below 100% of budget, then the points awarded will be less than the amount payable for meeting budget, with each 1% shortfall in performance versus budget resulting in a 2 point reduction of the amount payable for meeting budget, as follows:

           ACTUAL          POINTS                    ACTUAL          POINTS
         VS. BUDGET       AWARDED                  VS. BUDGET       AWARDED
         ----------       -------                  ----------       -------
            100%            20                         94%             8
            99%             18                         93%             6
            98%             16                         92%             4
            97%             14                         91%             2
            96%             12                         90%             0
            95%             10

The points earned on Personal Performance and those earned on Financial Performance should be tallied together to determine what percentage of the total potential award has been earned.

Awards will be paid in cash following the end of the calendar year and the computation of results. Required tax amounts will be withheld.


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                    EXAMPLES OF DETERMINING AWARD PAYMENT

EXAMPLE 1: SALARY INCREASE WITHIN THE YEAR

-     Salary Earned:  1/1 - 6/30           $30,000
-     Salary Earned:  7/1 - 12/31          $35,000
                                           -------
      Total Salary                         $65,000

-     Award Opportunity:                   $ 6,500   Total (10% of salary)

-     Actual Award:

      -Personal Performance:  70 points out of 80 achieved   = (70% of $6,500) = $4,550
      -Financial Performance: 20 points out of 20 achieved*  = (20% of $6,500) =  1,300
                                                                                 ------
                                        TOTAL AWARD PAYABLE                      $5,850

         *100% of budget achieved


EXAMPLE 2: SAME SALARY THROUGHOUT THE YEAR

-     Salary Earned:  1/1 - 12/31  $80,000

-     Award Opportunity:           $ 8,000  Total (10% of salary)

-     Actual Award:

      -Personal Performance:  60 points out of 80 achieved   = (60% of $8,000) =  $4,800
      -Financial Performance: 10 points out of 20 achieved*  = (10% of $8,000) =     800
                                                                                  ------
                                        TOTAL AWARD PAYABLE                       $5,600

         *95% of budget achieved

EXAMPLE 3: INDIVIDUAL IS PROMOTED TO A DIRECTOR LEVEL POSITION ON JULY 1 AND IS ELIGIBLE FOR THE LOCAL INCENTIVE PLAN FOR THE REMAINDER OF THE YEAR.

-     Salary Earned:  7/1 - 12/31          $35,000

-     Award Opportunity:                   $ 3,500  (10% of salary)
-     Actual Award:

      -Personal Performance:  80 points out of 80 achieved   = (80% of $3,500) =  $2,800
      -Financial Performance: 16 points out of 20 achieved*  = (16% of $3,500) =     560
                                                                                  ------
                                        TOTAL AWARD PAYABLE                       $3,360

         *98% of budget achieved


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